UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 12, 2016

Commission File Number:  001-15757

ImageWare Systems, Inc.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
33-0224167
(IRS Employer Identification No.)

10815 Rancho Bernardo Road, Suite 310, San Diego, California 92127
(Address of principal executive offices)

619-673-8600
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2016, the Board of Directors of ImageWare Systems, Inc. (the "Company"), acting by unanimous written consent, amended the Bylaws of the Company to increase the number of directors of the Company from seven (7) to not more than eight (8) directors. Effective upon the amendment, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors formally appointed Dana W. Kammersgard to the Board of Directors, to serve until the next annual meeting of stockholders or until his successor is elected and qualified.

Mr. Kammersgard is currently the Executive Vice President , Cloud Systems and Solutions for Seagate Technology, where he is responsible for all storage systems related products and strategies. Prior to joining Seagate Systems in 2015, he served as the President, CEO and a director of Dot Hill System Corp. ("Dot Hill") since March 2006. He served as President of Dot Hill from August 2004 to March 2006. From August 1999 to August 2004, Mr. Kammersgard served as Dot Hill's 's Chief Technical Officer. Mr. Kammersgard was a founder of Artecon and served as a director from its inception in 1984 until the company's merger with Box Hill Systems Corp. in August 1999. At Artecon, Mr. Kammersgard served in various positions since 1984, including Secretary and Senior Vice President of Engineering from March 1998 until August 1999, and as Vice President of Sales and Marketing from March 1997 until March 1998. Prior to cofounding Artecon, Mr. Kammersgard was the Director of Software Development at Calma, a division of General Electric Company. Mr. Kammersgard holds a B.A. in chemistry from the University of California, San Diego.

In connection with Mr. Kammersgard's election to the Board of Directors, he was granted an option to purchase, for $1.29 per share, 50,000 shares of the Company's common stock under the terms of the Company's 1999 Stock Award Plan, which shares vest 16,672 shares on the first anniversary of the date of grant, and 4,166 shares thereafter in eight (8) equal quarterly installments. There are no other arrangements or understandings between Mr. Kammersgard and any other persons, naming Mr. Kammersgard to the Board of Directors, pursuant to which he was selected as a director.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

See Item 5.02 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImageWare Systems, Inc.

Date:   May 16, 2016
By:	/s/ Wayne Wetherell

Name: Wayne Wetherell
Title: Chief Financial Officer